U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 24, 2012

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2012, Emeritus Corporation (“Emeritus” or the “Company”) entered into an Amended and Restated Employment Agreement (the “Agreement”) with Granger Cobb, the Company’s President and Chief Executive Officer.  The Agreement has been approved by the Company's board of directors and is effective as of January 1, 2012 and ends on December 31, 2014 and may be extended for successive 12-month terms by mutual agreement of the parties.

Under the terms of the Agreement, Mr. Cobb will be paid an initial annual base salary of $750,000.  In addition, Emeritus will provide: (i) Company-paid term life insurance in the amount of $5.0 million; (ii) Company-paid long-term disability insurance equal to 75% of Mr. Cobb’s annual base salary; and (iii) other benefits offered to senior management employees, including an annual performance bonus.  The Agreement provides Mr. Cobb with certain separation benefits in the event that his employment is terminated by the Company without cause or by Mr. Cobb for good reason (as defined in the Agreement).

The foregoing summary of Mr. Cobb’s employment agreement is qualified in its entirety by reference to the employment agreement, filed herewith as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

10.1	Amended and Restated Employment Agreement between Emeritus Corporation and Granger Cobb effective January 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

January 26, 2012		EMERITUS CORPORATION

	By:	/s/ Robert C. Bateman
Robert C. Bateman, Executive Vice President—
Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                                           Description

10.1	Amended and Restated Employment Agreement between Emeritus Corporation and Granger Cobb effective January 1, 2012.